Exhibit 10.11

EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT

THIS EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT (the “Agreement”) is entered into by and between the following parties on January 28, 2010.

Party A: LENTUO HK LIMITED, a limited liability company duly established and valid existing under the HK SAR laws. Registered Address: Room 42, 4th Floor, New Henry House, 10 Ice House Street, Central, Hong Kong.

Party B: BEIJING LENTUO ELECTROMECHANICAL GROUP CO., LTD. (“LENTUO”), a limited liability company duly established and valid existing under the PRC laws. Registered Address: 38 Guangqudong Road, Chaoyang District, Beijing, P.R.C.

Party C: BBEIJING TUOZHAN INDUSTRIAL & TRADING DEVELOPMENT CO., LTD., a limited liability company duly established and valid existing under the PRC laws. Registered Address: 292 Zhangjiadian, Shibalidian Town, Chaoyang District, Beijing, P.R.C.

WHEREAS,

1.          Party B holds 100% equity interest in Party C;

2.          Party C and Beijing Anhui Wanxing Science & Technology Co., Ltd. (“Anhui Wanxing”) have entered into a series of Agreements including the Exclusive Consulting and Service Agreement.

NOW THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

1.         Transfer of Equity Interest

1.1        Granting Right

Under the PRC law, Party B hereby irrevocably grants Party A the exclusive right to purchase, or designate one or more persons (the “Specified Person”) to purchase, a portion or whole of the Equity Interest of Party C held by Party B at the price set forth in Article 1.3 hereof in accordance with the procedure promulgated by Party A at any time in

Party A’s discretion.(the “Purchase Right”). Except for Party A and the Specified Person, Party C shall not sell the Equity Interest to any third party. Party C hereby agrees that Party B may grant the Purchase Right to Party A. For the purpose of this Agreement, the “person” stipulated herein refers to individual, corporation, joint venture, partnership, enterprise, trust or non-corporation organization.

1.2        Procedure

The exercise of the Purchase Right by Party A shall subject to the laws and regulations of the PRC. When Party A intends to exercise the Purchase Right, it shall issue a written notice (the “Purchase Notice”) to  Party B which shall contain the following items: (a) Party A intends to exercise the Purchase Right; (b) the percentage of the Equity Interest to be purchased therewith (the “Purchased Equity Interest”); and (c) the effective date or transfer date.

1.3        Transfer Fee

The Transfer Fee (“Transfer Fee”) shall be confirmed by and between Party A and Party B through negotiation according to the appraisal of the Equity Interest approved by the competent authority, and it shall be the lowest price allowable by the PRC laws and regulations. Party B hereby unconditionally and irrevocably agrees that, in the event that Party A exercises its Purchase Right, Party B shall unconditionally refund to Party A the Transfer Fee in full.

1.4        Transfer of the Equity Interest

Each time When Party A exercises the Purchase Right:

1.4.1        Party B shall procure that Party C convene shareholders’ meeting timely and shall pass the shareholders’ resolutions that Party B could transfer to Party A or the Specified Person the Equity Interest.

1.4.2        Party B shall enter into Equity Transfer Agreement with Party A (or the Specified Person, if applicable) in accordance with this Agreement and Purchase Notice.

1.4.3        Related parties shall execute all other necessary agreements or documents, and obtain all necessary government approvals and consents, and take all necessary actions to lawfully transfer the title to the Equity Interests to Party A or the Specified Person and procure Party A or the Specified Person to be registered as the holder of the Equity Interest. The Equity Interest should be free from any Security Interest. For the purpose of this Agreement, Security Interest shall include guarantee, mortgage, any third  party’s right or interest, any purchase right, preemption right, offset right and any other security arrangements. Notwithstanding the foregoing, the Security Interest shall not include any security interest accrued in accordance with this Agreement and the Equity Interest Pledge Agreement which is entered into by and between Party B and Anhui Wanxing on January 28, 2010 (“Equity Interest Pledge Agreement”). According to the Equity Interest Pledge Agreement, Party B shall pledge all the equity possessed by Party B in Party C to Anhui Wanxing as a guarantee to the performance of the Exclusive Technical Consulting and Service Agreement which is entered into by and between Party C and Anhui Wanxing on January 28, 2010 (“Exclusive Technical Consulting and Service Agreement”).

1.5        Payments for the Equity Interest

1.5.1        Party A shall pay the Transfer Fee to Party B in accordance with Article 1.3 hereof.

2.         Warranties Relating to the Equity Interest

2.1        Party C hereby guarantees that:

2.1.1        Absent prior written consent of Party A or the Specified Person, Party C will not supplement, amend, or modify any provision of the Articles of Association of the company, and shall not increase or decrease its registered capital, or alter the equity structure in other methods.

2.1.2        Party C shall be legally existing, and prudently and efficiently operates its business and deals with corporate affairs in accordance with commercial standards and practice.

2.1.3        Absent prior written consent of Party A or the specific person, Party C shall not sell, transfer, mortgage or dispose of any asset, business or beneficial right of Party C, or allow creation of any other Security Interest.

2.1.4        Absent prior written consent of Party A or the specific person, Party C shall not incur, inherit, guarantee or bear any debt except for (i) the debt is inccurred during the routine business instead of loan; and (ii) the debt has been disclosed to Party A and has obtained Party A’s written consent.

2.1.5        Party C shall operate its routine business to keep the value of its assets, and shall not result in any material influence on its business operation and the value of its asset by acts or omissions.

2.1.6        Absent prior written consent of Party A or the specific person, Party C shall not enter into any material agreement except for the purpose of routine business operation. (For the purpose of this provision, an agreement covering an amount in excess of RMB100,000 shall be deemed as a material agreement).

2.1.7        Absent prior written consent of Party A or the specific person, Party C shall not provide any loan or credit to any third party.

2.1.8        Party C shall provide all materials relating to its operation and financial status to Party A Upon Party A’s request.

2.1.9        Party C shall effect and maintain insurance from the insurance company acceptable to Party A. The amount and types of such insurance shall be the same with the alike companies which operate the similar business and possess the similar assets with Party C in the same distraction.

2.1.10      Absent prior written consent of Party A or the specific person, Party C shall not merge with, combine with or purchase any entity or make investments to any entity.

2.1.11      Party C shall promptly inform Party A of any existing or potential litigation, arbitration, or administrative procedure in relation to Party C’s assets, business and revenue.

2.1.12      Party C shall make all necessary efforts to maintain the title to its assets, including but not limited to execute all necessary or proper documents, commence all necessary or proper claims, or make all necessary or proper defences to all claims.

2.1.13      Absent prior written consent of Party A, Party C shall not distribute any dividend to any shareholder. Nevertheless, Party C shall immediately distribute all payable dividends to the shareholders upon request of Party A or the specified person.

2.2        Party B hereby guarantees that:

2.2.1        Absent prior written consent of Party A or the specific person, Party B shall not sell, transfer, mortgage or dispose of any right or interest relating to the Equity Interest, or allow any creation of other Security Interest on the Equity Interest. However the Security Interest accrued from this Agreement and the Equity Interest Pledge Agreement shall be excluded.

2.2.2        Party B shall promptly inform Party A of any existing or potential litigation, arbitration, or administrative procedure in relation to the Equity Interest.

2.2.3        Party B shall make all necessary efforts to maintain its title to the equity of Party C, including but not limited to execute all necessary or proper documents, commence all necessary or proper claims, or make all necessary or proper defences to all claims.

2.2.4        Upon the request of Party A, Party B shall immediately transfer its Equity Interest to Party A or the Specified Person unconditionally at any time.

2.2.5        Party B shall strictly comply with and duly perform this Agreement and any other agreements entered into by and between Party B, Party C, and Party A collectively or respectively and shall not affect the validity and enforceability of such agreements by acts or omissions.

3.         Representations and Warranties

3.1        Party B and Party C hereby collectively and respectively represent and warrant to Pary A that on and till the execution date of this Agreement and each and every transfer day thereafter:

3.1.1        It has the authority and ability to enter into and duly perform this Agreement and each and every Equity Transfer Agreement executed thereafter by Party B or Party C collectively or respectively. Such Agreements shall be legally and effectively binding on the parties thereof and shall be enforceable in accordance with the provisions thereof.

3.1.2        The execution, delivery and performance of this Agreement or any Equity Transfer Agreement thereafter shall not: (i) violate any PRC laws; (ii) conflict with its Articles of Association or other organizational documents; (iii) breach  any contract or document of which Party B and/or Party C is a party or which binds Party B and/or Party C; (iv) violate any acquired permit, approval or any valid qualification thereof; or (v) result in the ceasing or revocation or additional conditions to the acquired permit or approval.

3.1.3        Party B retains full and transferable title to its assets and facilities and absent any security interest other than the security interest accrued in this Agreement and the pledge set by the Equity Interests Pledge Agreement.

3.1.4        Party B or any person designated by Party B shall unconditionally transfer any funds obtained from Party C in full to Party A (including but not limited to dividends, bonus, other rights, earnings and so forth distributed by Party C.)

3.1.5        Prior to Party A’s lawful exercise of Purchase Right, Party B shall not request Party C to distribute any dividend, bonus and other right and earning and so forth absent Party A’s permit.

3.1.6        Party C has no outstanding debt except for (i) the legal debt, which is inccurred during its routine business operation instead of loan; (ii) the debt has been disclosed to Party A and has obtained Party A’s written permit.

3.1.7        Party C shall comply with all applicable laws and regulations relating to equity transfer.

3.1.8        There is no existing, pending or potential litigation, arbitration, or administrative procedure in relation to the Equity Interest, assets of Party C and other matters of Party C.

3.2        Party A hereby represents and warrants to Party B and Party C on the execution date of this Agreement and each transfer day thereafter:

(i)            Party A shall be obligated to provide continual financial support to Party C in the event that Party C requires to obtain funds support for business operation,;

(ii)           In the event that Party C fails to repay the funds provided by Party A due to Party C’s operation losses, Party A hereby agrees to forego the right to seek repayment.

4.         Effective Date

This Agreement shall take effect upon execution by the Parties (“Effective Date”), the term shall be ten (10) years, and it may be extended by another ten (10) years if Party A so requires.

5.         Governing Law and Dispute Resolution

5.1        Governing Law

This Agreement shall be governed by and construed in accordance with PRC laws.

5.2        Dispute Resolution

With regards to any dispute in relation to the interpretation or implementation of this Agreement, the Parties shall negotiate friendly to settle the dispute.  If it can not be settled within thirty (30) days from the date any party issuing written notice requesting settlement of dispute through negotiation, each party has the right to submit it to China International Economic and Trade Arbitration Committee for arbitration according to the valid arbitration rules.  The arbitration shall be held in Beijing.  The arbitration award is final and binding on each party.

6.         Tax and Expenditures

Each party shall bear its own tax, costs and expenditures relating to preparing for and executing this Agreement and Equity Transfer Contract and relating to completing the contemplated deal.

7.         Notice

Any notice or other communication under this Agreement shall be in Chinese and be sent to the address listed below or other address as may be designated from time to time by personal delivery or mail or facsimile. Any notice required or given hereunder shall be deemed to have been served: (a) the same date if sent by personal delivery; (b) the tenth date from delivery (subject to the stamp) of a prepaid air-mail, or the fourth date from delivering to a professional delivery company acknowledged worldwide if sent by mail; and (c) the receipt date recorded on the transmission confirmation notice if sent by facsimile.

Party A: LENTUO HK LIMITED, a limited liability company duly established and valid existing under the HK SAR laws.

Registered Address: Room 42, 4th Floor, New Henry House, 10 Ice House Street, Central, Hong Kong

Party B: BEIJING LENTUO ELECTRO MECHANICAL GROUP CO., LTD., a limited liability company duly established and valid existing under the PRC laws.

Registered Address: 38 Guangqudong Road, Chaoyang District, Beijing, PRC

Party C: BBEIJING TUOZHAN INDUSTRIAL & TRADING DEVELOPMENT CO., LTD., a limited liability company duly established and valid existing under the PRC laws.

Registered Address: 292 Zhangjiadian, Shibalidian Town, Chaoyang District, Beijing

8.         Confidentiality

8.1        The Parties acknowledge and confirm that any oral or written information relating to this Agreement communicated among the Parties shall be deemed as confidential information (“Confidential Information”). The Parties shall keep confidential of such Confidential Information and shall not disclose to any third party unless having obtained prior written consent from the other parties. Nevertheless, Confidential Information shall not include information which (a) was at the date hereof or subsequently becomes public information (otherwise than disclosed by any party   received such Confidential Information); (b) is disclosed in accordance with applicable laws or regulations; or (c) the party who discloses any Confidential Information to its attorneys or financial advisors who need to access such information shall ensure that such attorneys or financial advisors comply with this provision and keep confidential of such information.  The disclosure by the employee or agent of Each Party shall be deemed as disclosed by the party itself, and the party shall be liable of the breach. The Parties agree that the provisions of this Article shall survive notwithstanding the termination of this Agreement.

9.         Further Assurance

9.1        The Parties agree that they will, without any hesitation, execute any necessary documents for the performance of this Agreement or any documents which is benefit for the purpose of this Agreement, and will take all necessary actions for the purpose of this Agreement or take actions which is benefit for the purpose of this Agreement.

10.       Miscellaneous

10.1      Amendment and supplementation

Any revision, amendment and supplementation of this Agreement shall be in writing and be executed by Each Party.

10.2      Compliance with laws and regulations

The Parties shall comply with all applicable PRC laws and regulations which have been formally issued and may be publicly acquired.

10.3      Entire agreement

Unless it is otherwise revised, amended or supplemented after execution of this Agreement, this Agreement constitutes the entire agreement among the parties as to the subject matter, and supersedes any prior oral or written negotiations, statements or agreement among the parties relating thereto.

10.4      Headings

Headings in this Agreement are only set out for reading convenience, and shall not be used to interpret, explain or otherwise influence the meaning of the provisions of this Agreement.

10.5      Language

This Agreement is made in Chinese and English in three originals. The Chinese version will prevail in the event of any inconsistency between the English and any Chinese translations thereof.

10.6      Severability

If any of the terms of this Agreement is declared invalid, illegal or unenforceable in accordance with any applicable laws or regulations, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected, and the Parties hereto agree to, through friendly negotiation, make valid terms to such invalid, illegal or unenforceable terms, and the economic results from such valid terms shall  be close to, as much as may be possible, the superseded invalid, illegal or enforceable terms.

10.7      Successor

This Agreement shall bind the successor of each party or the transferee permitted by the other parties and shall be interpreted for its benefit.

10.8      Continue to be effective

10.8.1         Any duties occurred in relation to the Agreement before expiration or early termination of the Agreement shall continue to be effective after expiration or early termination of the Agreement.

10.8.2         Articles 5, 7, 8 and 10.8 hereof shall survive nothwithstanding the termination of this Agreement.

10.9      Waiver

Each party may waive the terms and conditions under this Agreement in writing. Such waiver should be duly signed by the other parties. Any waive relating to the breach of the other party in certain circumstance shall not be deemed as that the waiver party has made waiver to the other party for the same breach in other circumstances.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

This page is the signing page of this Exclusive Equity Interest Purchase Agreement. IN WITNESS WHEREOF, the both Parties have its authorized representative executed this Agreement on the date first above written.

Party A: LENTUO HK LIMITED
Authorized Representative:	/s/ Hetong Guo

Party B: BEIJING LENTUO ELECTROMECHANICAL GROUP CO., LTD.
Legal Representative :	/s/ Hetong Guo

Party C: BBEIJING TUOZHAN INDUSTRIAL & TRADING DEVELOPMENT CO., LTD.
Legal Representative:	/s/ Hetong Guo

Schedule of other affiliate entities that entered into this Exclusive Call Option Agreement with Beijing Anhui Wanxing Science & Technology Co., Ltd. and Beijing Luntuo Electromechanical Group Co., Ltd.  Such Agreements are omitted from this exhibit pursuant to the Instruction to Item 601 of Regulations S-K.  Other than the agreement of Beijing Lentuo Huitong Automobile Sales Service Co., Ltd. that is dated June 20, 2010, all other agreements are dated January 28, 2010.

1.             Beijing Aotong Automobile Trading Co., Ltd.

2.             Beijing Lentuo Chengxin Commercial & Trading Co., Ltd.

3.             Beijing Yuantongqiao Toyota Automobile Trading Co., Ltd.

4.             Beijing Tuojiacheng Commercial & Trading Co., Ltd.

5.             Beijing Lentuo Huitong Automobile Sales Service Co., Ltd.

6.             Beijing Tuozhan Automobile Repair Co., Ltd.

7.             Beijing Lentuo Automobile Leasing Co., Ltd.